                                                                   EXHIBIT 5.1


                                BINGHAM DANA LLP
                               150 Federal Street
                           Boston, Massachusetts 02110


                                  June 30, 2000

RoweCom, Inc.
15 Southwest Park
Westwood, Massachusetts  02090

         Re: REGISTRATION STATEMENT ON FORM S-3 UNDER THE SECURITIES ACT OF
             1933, AS AMENDED

Ladies and Gentlemen:

         We have acted as counsel to RoweCom, Inc., a Delaware corporation (the "COMPANY"), in connection with the registration under the Securities Act of 1933, as amended (the "ACT"), of 617,500 shares (collectively, the "SHARES") of the Company's Common Stock, $0.01 par value per share, which are to be offered by certain selling stockholders of the Company from time to time, pursuant to a Registration Statement on Form S-3 filed by the Company with the Securities and Exchange Commission on the date hereof (the "REGISTRATION STATEMENT").

         As such counsel, we have reviewed the corporate proceedings taken by the Company with respect to the authorization of the issuance of the Shares. We have also examined and relied upon originals or copies, certified or otherwise authenticated to our satisfaction, of such corporate records, documents, agreements or other instruments of the Company as we have deemed appropriate. As to all matters of fact (including factual conclusions and characterizations and descriptions of purpose, intention or other state of mind) we have entirely relied upon certificates of officers of the Company, and have assumed, without independent inquiry, the accuracy of those certificates.

         We have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing a document. We have also assumed that the registration requirements of the Act and all applicable requirements of state laws regulating the sale of securities will have been duly satisfied.

RoweCom, Inc.
June 30, 2000
Page 2

         This opinion is limited solely to the Delaware General Corporation Law, as applied by courts located in Delaware, the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting those laws.

         Subject to the foregoing, it is our opinion that the Shares have been duly authorized and upon issuance upon exercise of the warrants described in the Registration Statement and payment of the exercise price set forth therein, will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus included in the Registration Statement.


                                                    Very truly yours,

                                                    /s/ Bingham Dana LLP

                                                    BINGHAM DANA LLP